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                                                                     Exhibit 1.3

                              STATE OF WASHINGTON

                              SECRETARY of STATE



I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal,

                               hereby issue this




                    CERTIFICATE OF EXISTENCE/AUTHORIZATION

                                      OF

                    TEN .PRIVATE CABLE SYSTEMS (USA), INC.


    I FURTHER CERTIFY that the records on file in this office show that the above named profit corporation was formed under the laws of the State of Washington and was issued a Certificate of Incorporation in Washington on June 9.1986.

   I FURTHER CERTIFY that as of the date of this certificate, no Articles of

   Dissolution have been filed, and that the corporation is duly authorized to transact business in the corporate form in the State of Washington.








                                              Date: January 5, 1999



                                Given under my hand and the Seal of the State

                                of Washington at Olympia, the State Capital



                                /s/ Ralph Munro


                                Ralph Munro, Secretary of State
                                -------------------------------